Exhibit 10.9

Execution Version

iSpecimen Inc.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made and entered into and effective as of August 22, 2014, by and among iSpecimen Inc., a Delaware corporation (the “Company”), the parties listed on Exhibit A attached hereto (the “Investors”) and the parties listed on Exhibit B attached hereto (the “Key Holders”). The Investors and the Key Holders are referred to collectively as the “Stockholders.”

RECITALS

A.           Certain of the Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, up to 3,174,365 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) and certain of the Investors have agreed to cancel indebtedness owed to them by the Company for up to 556,540 shares of the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) on the terms and conditions set forth in that certain Series B Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and the Investors, as amended from time to time (the “Series B Agreement”).

B.            It is a condition to the closing of the sale of the Shares (as defined below) that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	COVENANTS OF THE COMPANY.

1.1	Information Rights.

(a)           Basic Financial Information. The Company will furnish to each Investor: (1) within 120 days of the close of the applicable fiscal year, annual unaudited financial statements for the fiscal year ending 2013 and audited financial statements starting with the fiscal year ending December 31, 2014 of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and practices; and (2) within 45 days of the close of each quarter and if requested by an Investor, quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments.

(b)           Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights in respect of any Investor whom the Board of Directors of the Company (the “Board of Directors”) reasonably determines to be a competitor or an officer, employee, or holder of ten percent (10%) or more of a competitor. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of the Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company.

iSpecimen Inc.

Investors’ Rights Agreement

Execution Version

(c)           Inspection Rights. The Company shall permit each Investor to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

1.2          Key Man Life Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers term “key-person” insurance for Christopher Ianelli, MD, PhD in an amount satisfactory to the Board of Directors and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval of the Board of Directors.

1.3          Additional Rights. In the event that the Company issues securities in its next equity financing after the date hereof (the “Next Financing”) which have (a) rights, preferences or privileges that are more favorable than the terms of the Shares, such as price based anti-dilution protection or (b) provides all such future investors other contractual terms such as preemptive rights or improved registration rights, the Company shall provide substantially equivalent rights to the Investors with respect to the Shares (with appropriate adjustment for economic terms or other contractual rights), subject to such Investor’s execution of any documents, including, if applicable, investors’ rights, co-sale, voting and other agreements, executed by the investors purchasing securities in the Next Financing (such documents referred to herein as the “Next Financing Documents”). Any Investor will qualify as a “Major Investor” for all purposes in the Next Financing Documents to the extent such concept exists in any Next Financing. Notwithstanding anything herein to the contrary, upon the execution and delivery of the Next Financing Documents by Investors holding a majority of the then outstanding Shares held by all Investors, this Agreement (excluding any then-existing obligations) shall be amended and restated by and into such Next Financing Documents.

2.	RESTRICTIONS ON TRANSFER.

2.1          Limitations on Disposition. Each person owning of record shares of Common Stock of the Company issued or issuable pursuant to the conversion of the Shares and any shares of Common Stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such person, a “Holder”) hereby agrees not to make any disposition of all or any portion of any Securities unless and until:

(a)           there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

(c)           Notwithstanding the provisions of Sections 2.1(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A, or (ii) for any Permitted Transfers (as defined in Section 6.3(c) below);

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provided that in the case of clause (ii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor or Key Holder hereunder and in the case of Permitted Transfers by individuals for estate planning purposes, the transfer was without additional consideration or at no greater than cost.

2.2          “Market Stand-Off” Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 2.2 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement.

For purposes of this Section 2.2, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. To enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 2.2 and to impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

2.3          Drag Along Right. In the event that each of (i) the holders of a majority of the shares of Common Stock and Preferred Stock, voting together as a single class on an “as-converted” basis, and (ii) a majority of the Board of Directors approve a Liquidation Event or Deemed Liquidity Event (as such terms are defined in the Company’s Third Amended & Restated Certificate of Incorporation, such Liquidation Event, a “Drag Along Sale”), then each Stockholder hereby agrees to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Stockholder in favor of, and adopt, such Drag Along Sale and to execute and deliver all related documentation and take such other action in support of the Drag Along Sale as shall reasonably be requested by the Company in order to carry out the terms and provision of this Section 2.3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to participate in a Drag Along Sale pursuant to this Section shall not apply to a Liquidation Event, where the other party involved in such transaction is an affiliate or stockholder holding more than ten percent (10%) of the voting power of the Company. Notwithstanding the foregoing, to the extent the Investors would receive less than two times (2x) the Original Issue Price (as defined in the Restated Certificate of Incorporation) for each share of Series B Preferred Stock held by each Investor in connection with such Liquidation Event, then the approval of the Stockholders required above shall also require the approval of Investors holding at least sixty percent (60%) of the outstanding shares of Series B Preferred Stock, voting as a separate class.

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Execution Version

3.	PARTICIPATION RIGHT.

3.1          General. Each holder of Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock (collectively, the “Preferred Stock”) has the right of first refusal to purchase such holder’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 3.2 below) that the Company may from time to time issue after the date of this Agreement, provided, however, such holder of Preferred Stock shall have no right to purchase any such New Securities if such holder cannot demonstrate to the Company’s reasonable satisfaction that such holder is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. A holder of Preferred Stock’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the shares of Preferred Stock owned by such holder, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants or other rights to acquire capital stock.

3.2          New Securities. “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include: (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of all the series of the Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of this Agreement and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Company’s Board of Directors; (e) shares of the Company’s Series A-1 Preferred Stock and Series B Preferred Stock issued pursuant to the Series B Agreement; and (f) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

3.3          Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Investor a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 3.1. Each Investor shall have twenty (20) days from the date such Notice is effective, as determined pursuant to Section 7.2, based upon the manner or method of notice, to agree in writing to purchase such Investor’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share).

3.4          Failure to Exercise. In the event that the Investors fail to exercise in full the right of first refusal within such twenty (20) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Investors’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Investors. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 3.

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Execution Version

4.	ELECTION OF BOARD OF DIRECTORS.

4.1          Size of the Board. Each Investor and Key Holder (collectively, each a “Stockholder”) agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that the size of the Board of Directors shall be set and remain at five (5) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board of Directors, including without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however and whenever acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

4.2          Voting; Board Composition. Subject to the rights of the stockholders of the Company to remove a director for cause in accordance with the applicable provisions of the Delaware General Corporation Law, during the term of this Agreement, each Stockholder agrees to vote (or consent pursuant to an action by written consent of the stockholders of the Company) all Shares, or to cause such shares of shares of capital stock of the Company to be voted, in such manner as may be necessary to elect (and maintain in office) as members of the Board of Directors the following designees or nominees:

(a)           The Company’s Chief Executive Officer, who shall initially by Christopher J. Ianelli (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the holders of record of the shares of Common Stock, exclusively and as a separate class, shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board of Directors if such person has not resigned as a member of the Board of Directors; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

(b)           The CEO Director shall be entitled to designate one (1) director of the Company to represent the holders of Common Stock (the “Common Director” and collectively with the CEO Director, the “Common Directors”).

(c)           For so long as at least twenty five percent (25%) of the initially issued shares of Series A Preferred Stock and Series A-1 Preferred Stock, as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like (together, the “Series A/A-1 Preferred Stock”), remain outstanding, the holders of record of the shares of Series A/A-1 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect one (1) director of the Company (the “Series A/A-1 Director”), who shall initially be Andrew L. Ross.

(d)           For so long as OneBlood, Inc. or its affiliates (“OneBlood”) hold at least fifty percent (50%) of the shares of Series B Preferred Stock originally issued to OneBlood, as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like, the “Series B Director” shall be nominated unilaterally by OneBlood. George “Bud” Scholl shall initially be deemed to be the Series B Director. Notwithstanding the foregoing, if OneBlood fails to participate fully for its complete pro rata commitment in any Tranche Closing (as defined in and required by the Series B Agreement), then OneBlood shall forfeit its right to designate the Series B Director. Notwithstanding the foregoing and for the avoidance of doubt, OneBlood shall not forfeit its right to designate the Series B Director if it satisfies its obligation to make additional investments in the Company at any Tranche Closing by assigning, transferring or otherwise substituting other investor(s) to satisfy OneBlood’s commitment to make additional investments as permitted by the Series B Agreement. At any time when OneBlood does not hold at least fifty percent (50%) of the shares of Series B Preferred Stock originally issued to it or its affiliates (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) or in the event that OneBlood forfeits its right to designate the Series B Director (as described above), then the Series B Director shall be nominated by the holders of a majority of the outstanding Series B Shares whereby such nomination shall take the form of a notice sent to each holder of Series B Shares soliciting nominations for the Series B Director and shall contain instructions that each holder of Series B Shares is to return such notice, indicating his, her or its nominations for the Series B Director, to the Secretary of the Company within ten (10) days of the effective date of such notice. After all notices have been received by the Secretary of the Company, the Stockholders shall elect the person nominated by holders of a majority of the outstanding Series B Shares. The Stockholders shall elect the Series B Director as a director elected by the holders of the outstanding Series B Shares, voting separately as a class.

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Execution Version

(e)           One (1) independent, outside person with relevant industry, scientific or academic experience (the “Independent Director”) to be agreed upon by the Common Directors, Series A/A-1 Director and Series B Director.

Each of the Series A/A-1 Director, Series B Director, the Common Directors, and the Independent Director is referred to as a “Board Designee.” Any director elected as provided in the preceding sentences may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of the class, classes, or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class, classes, or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Subject to the rights of the stockholders of the Company to remove a director for cause in accordance with provisions of the Delaware General Corporation Law, during the term of this Agreement, no Stockholder shall take any action to remove an incumbent Board Designee or to designate a new Board Designee unless such removal and/or designation of a Board Designee is approved in a writing signed by that class of Stockholders entitled to nominate and elect a Board Designee as set forth above in the preceding paragraph.

4.3          Proxy to Elect Board Designees. Each Stockholder hereby appoints the then current Chief Executive Officer of the Company, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares or execute such other instruments in accordance with the provisions of Section 4.1 of this Agreement within five (5) days of the Company’s or any other party’s written request for such Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual Stockholder of Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding Shares.

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Execution Version

5.	REGISTRATION RIGHTS.

5.1          Registration Rights. The Company hereby grants the following registration rights with respect to the shares of Common Stock issuable upon the conversion of the Preferred Stock issued to the Investors (the “Registrable Securities”).

5.2.         “Piggy-Back” Registrations. For a period of five (5) years from the closing of the Company’s first underwritten, registered public offering of shares, if at any time the Company shall determine to register in a public offering for its own account (or the account of selling stockholders) under the Securities Act any of its Common Stock, it shall send to the Investor written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Investor shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Securities such holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or other business combination involving the Company, or shares of Common Stock issuable in connection with any stock option, stock compensation or other employee benefits plan of the Company for the benefit of directors, officers, employees or consultants of the Company.

If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company and/or selling stockholders, the managing underwriter or the Company shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its good faith judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Securities with respect to which the Investor has requested inclusion hereunder, pro rata based upon the number of shares originally requested for inclusion in such registration statement by all selling stockholders requesting inclusion thereunder.

5.3.         Expenses. In the case of a registration under Section 5.2, the Company shall bear the expenses of any filing of any registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and NASD filing fees and all related “Blue Sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Securities being offered and sold by the Investor, or the fees and expenses of any counsel, tax advisor or accountant selected by the Investor in connection with the registration of the Registrable Securities.

5.4.         Expiration of Registration Rights. The obligations of the Company under this Section 5 to register the Registrable Securities shall expire and terminate at such time as the Investor shall not be deemed to be an “affiliate” of the Company and shall be otherwise entitled or eligible to sell such securities without the need for the filing of a registration statement under the Securities Act, including without limitation, for any resales of restricted securities made pursuant to Rule 144 as promulgated by the Securities and Exchange Commission, or a sale made pursuant to Section 4(1) and/or 4(2) under the Securities Act; provided, however, that the Investor shall continue to possess its registration rights granted hereunder if the average daily trading volume of the Company following the initial public offering of Common Stock does not permit the Investor to sell all of its holdings to the public in one transaction under Rule 144, or the liquidity in the shares of Common Stock held by the Investor would be adversely affected by the absence of the registration rights set forth herein, determined in the reasonable good faith judgment of the Investor.

5.5          No Registration Rights to Third Parties. The Company shall not grant registration rights to any new investor or other third party which exceeds or is more beneficial to such investor or third party unless the Company first amends this Agreement to afford the Investors hereunder the benefits of such new registration rights.

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Execution Version

6.	RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS.

6.1          Right of First Refusal. In the event that any Stockholder (for purposes of this Section 6.1, a “Transferring Stockholder”) proposes to Transfer (as defined below) all or any portion of the Securities (the “Transfer Shares”) held by such Person (a “Proposed Transaction”) to a Person (a “Proposed Transferee”) other than a Permitted Transferee (as defined below), such Transferring Stockholder shall, subject to the “Co Sale” provisions of Section 6.2 hereof, Transfer such Transfer Shares pursuant to and in accordance with the following provisions of this Section 6.1. For purposes of Sections 6.1 and 6.2, “Transfer” shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Shares (or any interest therein) proposed by any Transferring Stockholder.

(a)           Offer Notice and Company’s Right of First Refusal. Such Transferring Stockholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company and to the other Stockholders (a “Non-Selling Holder”) and shall otherwise comply with the provisions of this Section 6.1 and, if applicable, Section 6.2. The Offer Notice shall specify (i) the number of Transfer Shares and type of securities of the Transferring Stockholder proposed to be Transferred in the Proposed Transaction (the “Offered Shares”), (ii) the consideration per Share to be paid for the Offered Shares (the “Offer Price”), (iii) the identities of the Proposed Transferees, and (iii)  all other material terms and conditions of the Proposed Transaction. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, a majority of the Board of Directors may determine the fair market value of such consideration, reasonably and in good faith, and the Company may exercise its right to accept the offer to purchase the Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice (the “Right of First Refusal”) by payment of such fair market value in cash. If the Transferring Stockholder has not previously sought a Determination (as defined below) and wishes to do so, the Offer Notice shall also include the information required by Section 6.5, at which point, the Determination shall be made during the Right of First Refusal period. The Offer Notice shall constitute an irrevocable offer to sell all of the Offered Shares to the Company on the basis described below at a purchase price per share equal to the Offer Price, and on the same terms as set forth in the Offer Notice. To exercise its Right of First Refusal under this Section 6.1, the Company must deliver a notice to the Transferring Stockholder within fifteen (15) days after delivery of the Offer Notice.

(b)           Grant of Secondary Refusal Right to Stockholders. Each Stockholder hereby grants to the Non-Selling Holders the right to purchase up to that number of Offered Shares as shall be equal to the product obtained by multiplying (X) the total number of Offered Shares by (Y) a fraction, the numerator of which is the total number of shares of Common Stock (determined on an “as converted to Common Stock” basis) owned by such Non-Selling Holder on the date of the Offer Notice and the denominator of which is the total number of shares of Common Stock (determined on an “as converted to Common Stock” basis) then held by all of the Non-Selling Holders on the date of the Offer Notice, subject to increase as hereinafter provided (such number of Offered Shares shall be referred to herein as a “ROFR Fraction”) of any Offered Shares not purchased by the Company pursuant to its Right of First Refusal, on the terms and conditions specified in the Offer Notice (the “Secondary Refusal Right”). If the Company does not intend to exercise its Right of First Refusal with respect to any or all of such Offered Shares, the Company shall deliver a written notice to the Transferring Stockholder and to each Non-Selling Holder to that effect no later than fifteen (15) days after the Transferring Stockholder delivers the Offer Notice to the Company (the “Secondary Notice”). To exercise its Secondary Refusal Right, a Non-Selling Holder must deliver a notice to the Transferring Stockholder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

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Execution Version

(c)           Undersubscription of Transfer Shares. In the event that (a) the Company fails to elect to purchase any of the Offered Shares pursuant to its Right of First Refusal and (b) any Non-Selling Holder fails to elect to purchase its ROFR Fraction, then all the other Non-Selling Holders who so elect shall have the right to accept the offer to purchase, on a pro rata basis (based on their respective holdings of shares of Common Stock and determined on an “as converted to Common Stock” basis) with all other Non-Selling Holders who so elect (as hereinafter provided), any ROFR Fraction not purchased by such Non-Selling Holder. Each Non-Selling Holder shall have the right to accept the Proposed Transaction by giving notice of such acceptance to the Transferring Stockholder within thirty (30) days (the “Subsequent Option Period”), which notice shall indicate the maximum number of Offered Shares subject thereto which such Non-Selling Holder is willing to purchase in the event fewer than all of the Non-Selling Holders elect to purchase their ROFR Fraction. The Transferring Stockholder shall notify the Company and the Non-Selling Holders promptly following any lapse of the Right of First Refusal and Secondary Refusal Rights without acceptance thereof or any rejection of the Secondary Refusal Rights. The closing for the purchase of the Offered Shares by the Non-Selling Holders hereunder shall take place within fifteen (15) business days after the expiration of the Subsequent Option Period.

(d)           Sale to Proposed Transferee. In the event that the Company does not elect to exercise its Right of First Refusal and the Non-Selling Holders do not elect to exercise their respective Secondary Refusal Rights with respect to all of the Offered Shares, the Transferring Stockholder may consummate the sale of the remaining non-purchased Offered Shares to the Proposed Transferee on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 6.2. If the Transferring Stockholder’s Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Proposed Transaction within the later of (i) thirty (30) days after the expiration of the later of the Secondary Refusal Rights or the Co-Sale Option set forth in Section 6.2 (if applicable), and (ii) the satisfaction of all applicable governmental approval or filing requirements, the Proposed Transaction shall be deemed to lapse, and any Transfers of Transfer Shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Company and the Non-Selling Holders are once again afforded the Right of First Refusal and Secondary Refusal Rights provided for herein with respect to such Proposed Transaction.

(e)           Exempt Transfers. Notwithstanding the foregoing or anything to the contrary contained herein, the restrictions on transfers contained herein shall not apply to the assignment or transfer to any substitute investor(s) made by the Investors pursuant to the Series B Agreement.

6.2.         Co-Sale Option. In the event that a Stockholder or any of his Permitted Transferees (a “Co-Sale Transferor”) proposes to Transfer all or any portion of the shares of Common Stock held by such Person to a Person other than a Permitted Transferee (a “Co-Sale Transferee”), and the Right of First Refusal and Secondary Refusal Rights under Section 6.1 above (to the extent applicable) are not exercised with respect to any of the Offered Shares proposed to be Transferred (a “Co-Sale Transaction”), such Co-Sale Transferor may Transfer such shares of Common Stock (the “Co-Sale Shares”) only pursuant to and in accordance with the following provisions of this Section 6.2.

(a)           Co-Sale Offer Notice. Any Co-Sale Transferor proposing to effect a Co-Sale Transaction shall first provide written notice to the Company and the Stockholders specifying (i) the number of Co-Sale Shares and type of securities of the Co-Sale Transferor subject to the Co-Sale Transaction and, a statement that the Company and the Stockholders have not elected to exercise their Rights of First Refusal with respect to all of the Co-Sale Shares, (ii) the Offer Price to be paid for such Co-Sale Shares, (iii) the identities of the Co-Sale Transferees and (iv) all other material terms and conditions of the Co-Sale Transaction (the “Co-Sale Offer Notice”).

iSpecimen Inc. Investors’ Rights Agreement	Page 9

Execution Version

(b)           Acceptance Notice. Each Stockholder shall have the right to participate in the Co-Sale Transaction on the terms and conditions herein stated (the “Co-Sale Option”), which right shall be exercisable within fifteen (15) business days after receipt of the Co-Sale Offer Notice upon written notice (the “Acceptance Notice”) to the Co-Sale Transferor. The Acceptance Notice shall indicate the maximum number of Co-Sale Shares such Stockholder wishes to Transfer (including the number of Co- Sale Shares it would Transfer if one or more Stockholders do not elect to participate in the sale) on the terms and conditions stated in the Co-Sale Offer Notice.

(c)           Participation in Co-Sale. Each such Stockholder shall have the right to exercise its Co- Sale Option and sell a portion of its Securities pursuant to the Co-Sale Transaction which is equal to or less than the product obtained by multiplying (i) the total number of Co-Sale Shares to be sold to a Co- Sale Transferee pursuant to the Co-Sale Transaction by (ii) a fraction, the numerator of which is the total number of shares of Common Stock (determined on an “as converted to Common Stock” basis) deemed to be held by such Stockholder on the date of the Co-Sale Offer Notice, and the denominator of which is the total number of shares of Common Stock (determined on an “as converted to Common Stock” basis) held by the Co-Sale Transferor and deemed to be held by all of the Investors and the Co-Sale Transferor. To the extent one or more Investors elect not to exercise their Co-Sale Option, then the rights of the other Investors (who exercise their Co-Sale Option) to sell Co-Sale Shares shall be increased proportionately based on their relative holdings by the full amount of Co-Sale Shares which the non-electing Investors were entitled to sell pursuant to this Section 6.2. Within fifteen (15) business days after the date by which the Investors were required to deliver the Acceptance Notice to the Co-Sale Transferor, the Co-Sale Transferor shall notify each participating Stockholder of the number of Co-Sale Shares elected to be sold by such Stockholder that will be included in the sale and the date on which the Co-Sale Transaction will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Investors were required to notify the Co-Sale Transferor of their intent to exercise the Co-Sale Option and (ii) the satisfaction of governmental approval or filing requirements, if any.

(d)           Tender of Transfer Shares. Any Stockholder may effect its participation in any Co- Sale Transaction hereunder by delivery to the Co-Sale Transferee, or to the Co-Sale Transferor for delivery to the Co-Sale Transferee, of one or more instruments or certificates, properly endorsed for Transfer, representing the Co-Sale Shares it elects to sell therein, provided that no such Stockholder shall be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to its ownership of the Co-Sale Shares being conveyed and only to the extent of the consideration received by such Stockholder in such Co-Sale Transaction. At the time of consummation of the Co-Sale Transaction, the Co-Sale Transferee shall remit directly to each such Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). For the avoidance of doubt, each Co-Sale Transferee shall be entitled to the same amount and form of consideration in such Co-Sale Transaction as the Co-Sale Transferor and each other Co-Sale Transferee in such Co-Sale Transaction.

(e)           Time of Sale; Failure to Comply. Promptly after such sale, the Co-Sale Transferor shall notify each participating Stockholder of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by any such Stockholder. So long as the Co-Sale Transferee is neither a party, nor an Affiliate of a party, to this Agreement, such Co-Sale Transferee shall take the Co-Sale Shares so Transferred free and clear of any further restrictions of this Section 6. In the event that the Co-Sale Transaction is not consummated within the period required by subparagraph (c) hereof or the Co-Sale Transferee fails timely to remit to each participating Stockholder its portion of the sale proceeds, the Co-Sale Transaction shall be deemed to lapse, and any Transfers of Offered Shares or Co-Sale Shares pursuant to a Proposed Transaction, to the extent applicable, or Co-Sale Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder or Co-Sale Transferor once again complies with the provisions of Sections 6.1 and 6.2 hereof, to the extent applicable, with respect to such Proposed Transaction or Co-Sale Transaction.

iSpecimen Inc. Investors’ Rights Agreement	Page 10

Execution Version

(f)           Continuity of Restrictions. Any shares sold by the Transferring Stockholder and/or any participating Investors to any third party pursuant to Sections 6.1 and 6.2 shall nevertheless be subject to the restrictions imposed or entitled to any of the benefits conferred by this Agreement, including Section 6 hereof.

6.3.	Restrictions on Transfer.

(a)           General Prohibition on Transfers by Stockholders. No Stockholder shall sell, assign, transfer, grant an option to or for, pledge, hypothecate, mortgage, encumber or dispose of all or any of his shares of capital stock of the Company except as expressly provided in Sections 6.1, 6.2 and 6.3(b) of this Agreement.

(b)           Permitted Transfers by Stockholders. Notwithstanding the foregoing, a Stockholder may be able to transfer any of the Securities without the restrictions set forth in Sections 6.1 and 6.2 in any Permitted Transfer.

(c)           Definitions. “Affiliate” means, with respect to any Stockholder, any other person who directly or indirectly, controls, is controlled by or is under common control with such Stockholder, including without limitation any general partner, managing member, manager, officer or director and other affiliated persons or equity holders of such Stockholder, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Stockholder. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother, sister, niece or nephew. As used in this Section 6.1, 6.2 and 6.3, the term Stockholder is deemed to include any (i) Permitted Transferees of the Stockholder, except as expressly provided otherwise, and (ii) any other person who has acquired securities prior to the date of this Agreement. As used, herein, “Permitted Transfers” shall mean any of the following permitted transfers: (i) a Stockholder that is a partnership, limited liability company, a corporation or a venture capital fund may transfer any securities held by such Stockholder (A) to a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) to an Affiliate of such partnership, limited liability company or corporation, (C) to a retired partner of such partnership or a retired member of such limited liability company, (D) to the estate of any such partner, member or stockholder, (E) to another Stockholder or such other Stockholder’s Affiliate(s) and (F) pursuant to a sale, disposition, transfer or other hypothecation by that Stockholder of its portfolio securities to a third party where the primary purpose of such disposition is to effect or achieve liquidity by the Stockholder through the sale of substantially all of the portfolio securities held by that Stockholder entity, and such sale involves the sale, disposition, transfer or other hypothecation by that Stockholder of more than two (2) securities of portfolio companies (including the Company); and (ii) a Stockholder who is an individual may (A) transfer up to 25% of his securities by way of gift for estate planning purposes to any member of his immediate family or to any trust for the benefit of any such family member, provided that any transferee shall agree in writing with the Company and the Investors, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the original stockholder hereunder, (B) transfer any of his shares of capital stock to another Stockholder or such other Stockholder’s Affiliate(s), and (C) transfer any of his shares of capital stock by will or the laws of descent and distribution to the heirs of the Stockholder, or in the event of the disability of the Stockholder, to the legal representatives of the Stockholder; provided, in each case, such transferee shall be bound (and shall agree to be bound) by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. The foregoing permitted transferees shall be referred to herein as the “Permitted Transferees.”

iSpecimen Inc. Investors’ Rights Agreement	Page 11

Execution Version

6.4.         Duration of Restrictions. The rights and obligations of the Company and each Stockholder under Section 6 of this Agreement shall terminate and be of no further force or effect (a) immediately before the consummation of the Company’s first underwritten public offering of Common Stock under the Securities Act (an “IPO”) or (b) immediately prior to and expressly conditioned upon the consummation of the sale of all of the Company’s assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination or acquisition (and not an equity financing), and a transaction in which the Investors receive cash or freely-tradable or registered securities in exchange for the shares of Preferred Stock owned by them.

6.5.         Sales to Competitors Prohibited. Any other provision of this Agreement to the contrary notwithstanding, prior to an IPO, no Transfer of securities, unless in connection with a Drag Along Sale, may be made by a Stockholder to a competitor of the Company, as determined in good faith by the Board of Directors; provided that an entity the primary purpose of which is to make investments in companies shall not be deemed to be a competitor solely on the basis of such entity holding a non-controlling interest in a company that engages in a business that is competitive with the business of the Company. A Stockholder proposing to Transfer securities shall request that the Board of Directors make a determination of whether the proposed transferee is a competitor of the Company. Such Stockholder shall make such request in writing to the Board of Directors, which request may be incorporated in, or accompanied by, an Offer Notice as provided in this Section 6, and may provide such other relevant information about such transferee as may be appropriate. The Board of Directors shall consider such request and make a good faith determination (the “Determination”) within ten (10) days of receipt of such Stockholder request and shall notify the requesting Stockholder of the Determination within five (5) business days of the date of such Determination.

7.	GENERAL PROVISIONS.

7.1          Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors (and/or any of their permitted successors or assigns) holding Transfer Shares representing and/or convertible into at least a majority of all the Investors’ Shares (as defined below); provided, however, that any amendment to this Agreement that adversely effects the Key Holders shall require the additional written consent of the holders of a majority of the outstanding shares of the Company’s Common Stock then held by the Key Holders. Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, nothing in this Section shall prevent, impair or prohibit the Investors from exercising any rights provided to such Investors under this Agreement. As used herein, the term “Investors’ Shares” shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Preferred Stock of all series outstanding. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each Stockholder, each permitted successor or assignee of such Stockholder and the Company.

7.2          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic transmission (including PDF) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by first class mail, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A or Exhibit B hereto, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.2. If notice is given to the Company, it shall be sent to iSpecimen Inc., 450 Bedford Street, Lexington, MA 02420, Attention: Christopher Ianelli, M.D., Ph.D., Chief Executive Officer. If notice is given to the Investors, a copy (which shall not constitute notice) shall be sent to Foley & Lardner LLP, 111 North Orange Avenue, Suite 1800, Orlando, FL 32801-2386, Attention: Michael A. Okaty.

iSpecimen Inc. Investors’ Rights Agreement	Page 12

Execution Version

7.3          Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.4          Governing Law. This Agreement shall be governed by, and construed in accordance with, (i) the General Corporation Law of the State of Delaware as to matters within the scope thereof, and (ii) as to matters of contract law, the law of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

7.5          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.6          Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.7          Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by an Investors without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing, and except as otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

7.8          Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

7.9          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.10        Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

iSpecimen Inc. Investors’ Rights Agreement	Page 13

Execution Version

7.11        Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

7.12        Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.13        Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

7.14        Termination. The rights, duties and obligations under Sections 1, 2.3, 3, 4 and 6 of this Agreement shall terminate immediately prior to the closing of the Company’s IPO. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the closing of a Deemed Liquidation Event as defined in the Restated Certificate of Incorporation, as amended from time to time. Section 1.1(b) shall survive any such termination of the Agreement.

7.15        Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in the Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the Transaction Documents (as defined in the Series B Agreement dated of even date herewith), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement or the Transaction Documents except in the federal or state courts located in the Commonwealth of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Transaction Documents or the subject matter hereof and thereof may not be enforced in or by such court.

iSpecimen Inc. Investors’ Rights Agreement	Page 14

iSpecimen Inc.

Series A-1 and Series B Preferred Stock Financing
Master Signature Page

IN WITNESS WHEREOF, iSpecimen Inc., a Delaware corporation (the “Company”), and each of the undersigned Investors, severally and not jointly, by his, her or its signature below, are executing the Series B Preferred Stock Purchase Agreement relating to an investment of approximately $8 million in the Company at a price of $2.52019 per share (the “Purchase Agreement”), and the Investors’ Rights Agreement (the “Investors’ Rights Agreement”), each dated as of August 22, 2014, among the Company and the undersigned investor and the other investors participating in this financing (as an “Investor” under the Purchase Agreement and the Investors’ Rights Agreement).

iSpecimen Inc.

By:	/s/ Christopher Ianelli, M.D., Ph.D.
Name:	Christopher Ianelli, M.D., Ph.D.
Title:	President and Chief Executive Officer

SIGNATURE OF INVESTOR: The undersigned Investor, as a condition precedent to becoming a holder of shares of Series A-1 Preferred Stock or Series B Preferred Stock, hereby agrees to become a party to the Purchase Agreement and the Investors’ Rights Agreement. The undersigned Investor shall become a party to and become bound by the Purchase Agreement and the Investors’ Rights Agreement upon (i) execution and delivery to the Company of this Master Signature Page, and (ii) receipt by the Company of the investment consideration required under the Purchase Agreement. Upon execution of this Master Signature Page and the delivery by the Investor of the investment proceeds (whether through the cancellation of indebtedness for money borrowed, cash or otherwise), the undersigned Investor shall therefore be entitled to all of the rights, and be bound by all of the obligations, set forth in each of the Purchase Agreement and the Investors’ Rights Agreement, as the interests of the undersigned shall appear as an Investor thereunder. By execution of this Master Signature Page, the undersigned Investor, if a holder of Convertible Promissory Notes of the Company, also agrees that such Notes are hereby cancelled, extinguished and retired, and the obligations represented thereby contributed to the capital of the Company.

IN WITNESS WHEREOF, this Master Signature Page has been duly executed by or on behalf of the undersigned Investor, as of the date below written. When so executed and delivered by the Company and each of the Investors named in the Purchase Agreement, the Purchase Agreement and the Investors’ Rights Agreement shall become binding obligations of the parties thereto.

Please Date: August 22, 2014	Brad Callow	Digitally signed by Brad Callow DN: cn=Brad Callow, o, ou, email=bcallow@ispecimen.com, c=US Date: 2014.08.22 12:22:22 -04'00'
Signature of Investor

Cash Investment Amount:	$	N/A		Bradford Callow
				(Print Name of Investor)

Amount of Notes Converted:		$50,363.01	*	179 Florence Road
*	This amount includes $50,000 in outstanding principal plus $363.01 in accrued interest, assuming a note conversion date of August 22, 2014.	Street Address Waltham	MA	02453
		City	State	Zip

iSpecimen Inc., Series A-1 Preferred Stock and Series B Preferred Stock
Master Signature Page

iSpecimen Inc.

Series A-1 and Series B Preferred Stock Financing
Master Signature Page

IN WITNESS WHEREOF, iSpecimen Inc., a Delaware corporation (the “Company”), and each of the undersigned Investors, severally and not jointly, by his, her or its signature below, are executing the Series B Preferred Stock Purchase Agreement relating to an investment of approximately $8 million in the Company at a price of $2.52019 per share (the “Purchase Agreement”), and the Investors’ Rights Agreement (the “Investors’ Rights Agreement”), each dated as of August 22 , 2014, among the Company and the undersigned investor and the other investors participating in this financing (as an “Investor” under the Purchase Agreement and the Investors’ Rights Agreement).

By:	/s/ Christopher Ianelli, M.D., Ph.D.
Name:	Christopher Ianelli, M.D., Ph.D.
Title:	President and Chief Executive Officer

SIGNATURE OF INVESTOR: The undersigned Investor, as a condition precedent to becoming a holder of shares of Series A-1 Preferred Stock or Series B Preferred Stock, hereby agrees to become a party to the Purchase Agreement and the Investors’ Rights Agreement. The undersigned Investor shall become a party to and become bound by the Purchase Agreement and the Investors’ Rights Agreement upon (i) execution and delivery to the Company of this Master Signature Page, and (ii) receipt by the Company of the investment consideration required under the Purchase Agreement. Upon execution of this Master Signature Page and the delivery by the Investor of the investment proceeds (whether through the cancellation of indebtedness for money borrowed, cash or otherwise), the undersigned Investor shall therefore be entitled to all of the rights, and be bound by all of the obligations, set forth in each of the Purchase Agreement and the Investors’ Rights Agreement, as the interests of the undersigned shall appear as an Investor thereunder. By execution of this Master Signature Page, the undersigned Investor, if a holder of Convertible Promissory Notes of the Company, also agrees that such Notes are hereby cancelled, extinguished and retired, and the obligations represented thereby contributed to the capital of the Company.

IN WITNESS WHEREOF, this Master Signature Page has been duly executed by or on behalf of the undersigned Investor, as of the date below written. When so executed and delivered by the Company and each of the Investors named in the Purchase Agreement, the Purchase Agreement and the Investors’ Rights Agreement shall become binding obligations of the parties thereto.

Please Date: August __22_, 2014	Michael Grenon	Digitally signed by Michael Grenon DN: cn=Michael Grenon, o=Grimes and Company, ou, email=mgrenon@grimesco.com, c=US Date: 2014.08.20 10:55:17 -04'00'
Signature of Investor

Cash Investment Amount:		$50,000		J. Michael Grenon
				(Print Name of Investor)

Amount of Notes Converted:	$	N/A	*	12 Woodstone Road
Street Address Northborough	MA	01532
City	State	Zip

iSpecimen Inc., Series A-1 Preferred Stock and Series B Preferred Stock
Master Signature Page

iSpecimen Inc.

Series A-1 and Series B Preferred Stock Financing
Master Signature Page

IN WITNESS WHEREOF, iSpecimen Inc., a Delaware corporation (the “Company”), and each of the undersigned Investors, severally and not jointly, by his, her or its signature below, are executing the Series B Preferred Stock Purchase Agreement relating to an investment of approximately $8 million in the Company at a price of $2.52019 per share (the “Purchase Agreement”), and the Investors’ Rights Agreement (the “Investors’ Rights Agreement”), each dated as of August 22 , 2014, among the Company and the undersigned investor and the other investors participating in this financing (as an “Investor” under the Purchase Agreement and the Investors’ Rights Agreement).

By:	/s/ Christopher Ianelli, M.D., Ph.D.
Name:	Christopher Ianelli, M.D., Ph.D.
Title:	President and Chief Executive Officer

SIGNATURE OF INVESTOR: The undersigned Investor, as a condition precedent to becoming a holder of shares of Series A-1 Preferred Stock or Series B Preferred Stock, hereby agrees to become a party to the Purchase Agreement and the Investors’ Rights Agreement. The undersigned Investor shall become a party to and become bound by the Purchase Agreement and the Investors’ Rights Agreement upon (i) execution and delivery to the Company of this Master Signature Page, and (ii) receipt by the Company of the investment consideration required under the Purchase Agreement. Upon execution of this Master Signature Page and the delivery by the Investor of the investment proceeds (whether through the cancellation of indebtedness for money borrowed, cash or otherwise), the undersigned Investor shall therefore be entitled to all of the rights, and be bound by all of the obligations, set forth in each of the Purchase Agreement and the Investors’ Rights Agreement, as the interests of the undersigned shall appear as an Investor thereunder. By execution of this Master Signature Page, the undersigned Investor, if a holder of Convertible Promissory Notes of the Company, also agrees that such Notes are hereby cancelled, extinguished and retired, and the obligations represented thereby contributed to the capital of the Company.

IN WITNESS WHEREOF, this Master Signature Page has been duly executed by or on behalf of the undersigned Investor, as of the date below written. When so executed and delivered by the Company and each of the Investors named in the Purchase Agreement, the Purchase Agreement and the Investors’ Rights Agreement shall become binding obligations of the parties thereto.

Please Date: August __22_, 2014	Michael Grenon	Digitally signed by Michael Grenon DN: cn=Michael Grenon, o=Grimes and Company, ou, email=mgrenon@grimesco.com, c=US Date: 2014.08.20 10:55:17 -04'00'
Signature of Investor

Cash Investment Amount:		$50,000		MRNGL Trust
				(Print Name of Investor)

Amount of Notes Converted:	$	N/A	*	15 Tournament Way
Street Address Sutton	MA	01590
City	State	Zip

iSpecimen Inc., Series A-1 Preferred Stock and Series B Preferred Stock
Master Signature Page

Exhibit A

LIST OF INVESTORS

Name and Address of Investors

OBF Investments, LLC

c/o John Murphy

8669 Commodity Circle

Orlando, FL 32819

Andrew Ross

75 Myles Standish Road Weston, MA 02493

Jill Preotle

27 Commonwealth Avenue

Boston, MA 02116

Peter C. Aldrich Revocable Trust

c/o Peter C. Aldrich 151 Coolidge Hill

Cambridge, MA 02138

Brad Callow

179 Florence Road

Waltham, MA 02453

David Ianelli

33 Glen Road

Hopkinton, MA 01748

Marisa Ianelli

104 Cross Street

Belmont, MA 02478

Kevin Richard

6 Holmes Road

Lexington, MA 02420

iSpecimen Inc.

Investors’ Rights Agreement

Exhibit B

LIST OF KEY HOLDERS

Name, Address and E-Mail	Number of Shares of Common Stock Held
Christopher Ianelli, MD PhD c/o iSpecimen Inc. 450 Bedford Street, Suite 2050 Lexington, MA 02420 cianelli@ispecimen.com	1,886,540
Andrew Ross 75 Myles Standish Road Weston, MA 02493 alr0624@msn.com	2,020,283

iSpecimen Inc.

Investors’ Rights Agreement